Exhibit 3.2 – Amendment to Amended and Restated By-Laws

Article II of the Amended and Restated By-Laws is hereby amended to add a new Section 8 as set forth below:

8.            Proxy Access for Director Nominations.

(a)          Proxy Access.  Whenever the Board solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 8, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board, including through a committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the "Stockholder Nominee") to the Board by any stockholder or group of no more than twenty –five (25) stockholders (provided that a group of funds under common management and investment control shall be treated as one stockholder) that satisfies the requirements of this Section 8 (the "Eligible Stockholder"), and who expressly elects at the time of providing the notice required by this Section 8 (the "Notice of Proxy Access Nomination") to have its nominee included in the Corporation's proxy materials (including the proxy card) pursuant to this Section 8.  For purposes of this Section 8, the "Required Information" that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation's proxy statement by the Exchange Act, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)' candidacy (the "Statement"). Notwithstanding anything to the contrary contained in this Section 8, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(b)          Timeliness of Notice.  To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation issued its proxy statement for the previous year's annual meeting of stockholders, or, if the date of the annual meeting of stockholders is more than 30 days earlier or more than 60 days later than the anniversary date of the most recent annual meeting of stockholders, then not later than the close of business on the 10th day after public announcement of the meeting date.
(c)          Maximum Number of Stockholder Nominees.
(i)
Maximum Number of Stockholder Nominees.  The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation's proxy materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 8 (the "Final Proxy Access Nomination Date"), or if such amount is not a whole number, the closest whole number below 25%, but not less than two. In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation's proxy materials shall be calculated based on the number of Directors in office as so reduced.

(ii)
Persons Considered in Calculation of Maximum Number of Stockholder Nominees.  The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 8 has been reached: (i) any Stockholder Nominee whom the Board decides to nominate as a Board nominee and (ii) any Stockholder Nominee who is subsequently withdrawn.

(iii)
Ranking Stockholder Nominees.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation's proxy materials pursuant to this Section 8 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation's proxy statement. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 8 exceeds the maximum number of nominees provided for in this Section 8, the highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder will be selected for inclusion in the Corporation's proxy materials until the maximum number is reached, proceeding in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)          Ownership.  For purposes of this Section 8, an Eligible Stockholder shall be deemed to "own" only those outstanding shares of common stock of the Corporation as to which the stockholder possesses (a) the sole power to vote or direct the voting, (b) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (c) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (a), (b) and (c) shall not include any shares (i) sold by such stockholder in any transaction that has not been settled or closed, (ii) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (iii) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the Corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder's rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares or (B) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder. An Eligible Stockholder's ownership of shares shall be deemed to continue during any period in which (i) the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on five business days' notice or (ii) the Eligible Stockholder has delegated any voting power by means of proxy, proxy of attorney, or other instrument or arrangement that is revocable at any time by the Eligible Stockholder.
(e)          Required Ownership Percentage; Minimum Holding Period.  In order to make a nomination pursuant to this Section 8, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation's outstanding common stock (the "Required Shares") continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 8 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date.   For purposes of this Section 8, the "Required Ownership Percentage" is 3% or more, and the "Minimum Holding Period" is 3 years.
(f)          Information to be Provided.
(i)
Information to be Provided by Eligible Stockholder. Within the time period specified in this Section 8 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder's agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or any successor provisions); (iii) the information, representations, and agreements that are the same as those that would be required to be set forth in a stockholder's notice of nomination pursuant to the third paragraph of Section 6(k) of Article I of these By-Laws; (iv) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a Director if elected; (v) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (D) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (E) will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (vi) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (B) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 8.

(ii)
Information to be Provided by Stockholder Nominee.  Within the time period specified in this Section 8 for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a Director of the Corporation, with such person's fiduciary duties under applicable law, (ii) has disclosed to the Corporation all agreements, arrangements, or understandings with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director, (iii) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with, applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed and publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation and (iv) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.  At the request of the Corporation, each nominee for election as a Director of the Corporation must submit to the Secretary of the Corporation all completed and signed questionnaires required of directors and officers. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each nominee is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation's directors.

(g)          Notice of Defect.  In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.
(h)          Exclusions.  The Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 8, a Stockholder Nominee (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board pursuant to the advance notice requirements for stockholder nominees for Director set forth in paragraph three of Section 6(k) of Article I of these By-Laws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation's Directors, in each case as determined by the Board, (iv) whose election as a member of the Board would cause the Corporation to be in violation of these By-Laws, the Amended and Restated Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board or any committee thereof, (viii) the Eligible Stockholder or the applicable Stockholder Nominee has breached any of their obligations under the these By-Laws, or (ix) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 8.
(i)          Invalidity.  Notwithstanding anything to the contrary set forth herein, the Board or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 8, as determined by the Board or the chairman of the meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 8.
(j)          Group Membership.  No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 8.